Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AQUESTIVE THERAPEUTICS, INC.

AQUESTIVE THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1.             The name of the corporation is Aquestive Therapeutics, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 29, 2017 and was effective as of January 1, 2018 (as in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”).

2.            This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware, and shall be effective as of 11:59 p.m., New York City time, on ____________, 2018.

3.             The Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Aquestive Therapeutics, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

Section 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares, consisting of (1) 250,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and (2) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). The number of authorized shares of either Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Preferred Stock or Common Stock voting separately as a class shall be required therefor.

Section 2. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolution or resolutions, all to the full extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, with the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the certificate of designation or any resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof stated in the Amended and Restated Certificate of Incorporation or the resolution or resolutions of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Section 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (which, as used herein shall mean this Amended and Restated Certificate of Incorporation as amended and/or restated from time to time including the terms of any certificate of designation of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DCGL. The holders of Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized. There shall be no cumulative voting.

(b)      Subject to applicable law and the rights of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c)      Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

Section 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock pursuant to this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of such directors then in office. In no event shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director.

(b)      The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Amended and Restated Certificate of Incorporation, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders. The election of directors need not be by written ballot.

(c)      Subject to the rights of holders of any outstanding series of Preferred Stock to elect directors, and effective upon the effectiveness of this Amended and Restated Certificate of Incorporation, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective. Subject to the rights of holders of any outstanding series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; provided further that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal. In the case of any increase or decrease, from time to time, in the number of directors (other than directors elected by the holders of any series of Preferred Stock), any such increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.

Section 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 3. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled only by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director and shall not be filled by stockholders. Any director elected in accordance with the first sentence of this Section 3 shall hold office for a term that shall coincide with the remaining term of the class such director is elected to and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

(b)      Subject to the rights of holders of any outstanding series of Preferred Stock to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

ARTICLE VI

Subject to the rights of the holders of any outstanding series of Preferred Stock pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock), any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VII

Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock), special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors then in office or by the Chairman of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation; provided, however, that, in addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class, shall be required to amend or repeal, or to adopt any provision or Bylaw inconsistent with, Articles V, VI, VII, VIII, IX, X or XI of this Amended and Restated Certificate of Incorporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the members of the Board of Directors then in office. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

ARTICLE X

Section 1. To the fullest extent that the DGCL or any other law of the State of Delaware, as it exists or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 2. To the fullest extent permitted by applicable law, the Corporation shall provide indemnification (and advancement of expenses) to directors and officers of the Corporation through Bylaw provisions, agreements with such directors and officers, vote of stockholders or disinterested directors, or otherwise.

Section 3. To the fullest extent permitted by applicable law, the Corporation may provide indemnification (and advancement of expenses) to employees and agents of the Corporation, and to any other persons to which the DGCL or any other law of the State of Delaware, as it exists or as it may hereafter be amended, permits, through Bylaw provisions, agreements with such employees and agents, vote of stockholders or disinterested directors, or otherwise.

Section 4. No amendment to or repeal of any Section of this Article X, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended and/or restated from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by ________, its _________, this __th day of _____, 2018.

AQUESTIVE THERAPEUTICS, INC.

By:
Name:
Title: